UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2026

FB Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42380	99-1859402
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana		70130
(Address of Principal Executive Offices)		(Zip Code)

(504) 569-8640
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock	FBLA	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2026, Fidelity Bank (the “Bank”), and its holding company FB Bancorp, Inc. (the “Company”), entered into a Board Chair Realignment and Transition Agreement (the “Agreement”) with Katherine A. Crosby.  Under the Agreement, Ms. Crosby will continue to serve as Executive Chair of the Bank and the Company until June 30, 2026 (the “Transition Date”), at which time she will continue to serve the Bank and the Company as a non-executive Chair of the Boards of Directors and will no longer maintain an employment position with the Bank or the Company.  Ms. Crosby will continue to receive her current base salary and will continue to receive or will remain eligible to receive, as appropriate, employee benefits from the Bank and the Company until the Transition Date.  If Ms. Crosby elects COBRA coverage following the Transition Date, the Bank will reimburse her for the COBRA health care cost for her and her dependents through the COBRA period, but not beyond the date she attains age 65.  Upon the close of business on the Transition Date, the employment agreement entered into by and between Ms. Crosby and the Bank, dated as of March 6, 2024 (the “Employment Agreement”), will terminate and be superseded by the Agreement; provided, however, that the post-employment restrictive covenants contained in Section 12 of the Employment Agreement will continue for a period of six months from the Transition Date.  As further consideration for Ms. Crosby entering into the Agreement and adhering to the post-employment restrictive covenants, Ms. Crosby will receive a cash payment of $250,000 in cash in four equal installments of $62,500 on each of December 31, 2026, June 30, 2027, December 31, 2027, and June 30, 2028, as well as a grant of restricted stock equal in value to $250,000 (based on the closing price of the Company’s common stock on the Effective Date), which will vest in four approximately equal installments on each of December 31, 2026, June 30, 2027, December 31, 2027, and June 30, 2028. As Chair of the Bank and the Company, Ms. Crosby will receive board fees and continue to participate in the Fidelity Bank Amended and Restated Director Retirement Plan.
Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1	Board Chair Realignment and Retention Agreement, dated April 29, 2026, by and among Katherine A. Crosby, Fidelity Bank and FB Bancorp, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.
DATE: May 1, 2026	By:	/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Executive Officer